Exhibit 99.1


        Argonaut Group, Inc. Announces Record 2006 Third Quarter Results

        Another Record Quarter Highlighted by Top and Bottom Line Growth
                            in Core Business Segments


     SAN ANTONIO--(BUSINESS WIRE)--Nov. 2, 2006--Argonaut Group, Inc. (NasdaqGS:
AGII) today announced financial results for the three and nine months ended Sept. 30, 2006.

     Performance highlights for the 2006 third quarter include the following:

     --   New records set for gross, net and earned premiums;

     -- Total revenue; underwriting income; operating income also reached record highs;

     --   Combined ratio improved to the lowest level in Company history;

     -- Net income increased to $30.7 million, which included income tax expense of $16.2 million, compared to 2005 third quarter net income of $5.4 million, which included a tax benefit of $0.2 million;

     -- Net investment income of $27.1 million was up 26.6 percent over the third quarter of 2005;

     --   Return on equity was 17% on an annualized basis;

     -- Diluted book value increased 11.6 percent from year-end 2005, closing the third quarter at $24.25 per share.

     Argonaut Group President and Chief Executive Officer Mark E. Watson III said, "Our Company had another very strong quarter, building on the record-setting pace established during the first half of the year. I am particularly pleased that each of our ongoing business segments grew and showed year-over-year improvements in underwriting results. Our commitment to providing industry-leading expertise and tailored product offerings, together with our ongoing initiatives to improve and expand our distribution platforms, remain the primary drivers for our success. Overall, our strategy of identifying and penetrating underserved industries and classes of business in which we can become a market leader is continuing to serve us well in a competitive marketplace."

     FINANCIAL RESULTS

     For the third quarter of 2006, Argonaut Group reported net income of $30.7 million, or $0.90 per diluted common share on 33.9 million shares. This compares to 2005 third quarter net income of $5.4 million, or $0.17 per diluted common share on 31.4 million shares. Net income for the three-month period ended Sept. 30, 2006 includes income tax expense of $16.2 million, while net income for the comparable three-month period in 2005 included income tax benefits of $0.2 million. The benefits recorded in 2005 were related to the reduction of a previously established deferred tax valuation allowance. This valuation allowance was reduced to $0 in 2005.

     The Company believes operating income is another meaningful measure of Argonaut Group's performance, although it differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three and nine months ended Sept. 30, 2006 and 2005, respectively, please refer to the reconciliation table attached to this news release. Pre-tax operating income for the quarter ended Sept. 30, 2006 was $37.7 million, as compared to pretax operating income in the comparable quarter of 2005 of $4.8 million, which included pre-tax hurricane losses of $14.7 million, net of reinsurance.

     Total revenue was $242.3 million during the third quarter of 2006, up 20 percent compared to $202.0 million for the same period in 2005. Total revenue includes realized gains and losses on the sales of investments, which included $9.2 million of gains and $0.4 million of gains, respectively, for the third quarters of 2006 and 2005. Realized gains in the third quarter of 2006 included a one-time gain of approximately $7.4 million from the sale of a building in California. Earned premiums for the three months ended Sept. 30, 2006 were $206.0 million, up 14.3 percent compared to $180.2 million for the comparable quarter in 2005.

     The Company's combined ratio for the third quarter of 2006 was 93.1 percent versus 107.0 percent for the same three-month period in 2005. All three primary business segments delivered strong underwriting income results in the third quarter of 2006, led by Select Markets reporting a combined ratio of 86.9 percent.

     For the nine months ended Sept. 30, 2006, Argonaut Group reported net income of $74.6 million or $2.20 per diluted common share, versus $55.1 million or $1.76 per diluted common share for the first three quarters of 2005. Total revenue during the first nine months of 2006 was $695.6 million, versus $573.8 million during the first three quarters of 2005. Total revenue includes realized gains on sales of investments of $12.5 million and $1.7 million for the nine months ended Sept. 30, 2006 and Sept. 30, 2005, respectively. Earned premiums for the first nine months of 2006 were $606.3 million compared to $511.2 million during the first nine months of 2005.

     SEGMENT RESULTS

     Excess & Surplus Lines (E&S) - For the third quarter of 2006, gross written premiums for E&S totaled $193.3 million, resulting in pre-tax operating income of $26.3 million. This compares to gross written premiums of $184.1 million and pre-tax operating income of $6.3 million in the third quarter of 2005. The combined ratio for the 2006 third quarter was 89.1 percent versus 101.6 percent in the third quarter of 2005, which included approximately $11.7 million in catastrophic losses and other associated expenses resulting from Hurricanes Katrina and Rita.

     For the nine months ended Sept. 30, 2006, gross written premiums for E&S Lines were $551.1 million, generating operating income of $66.6 million and a combined ratio of 91.0 percent. This compares to gross written premiums of $441.8 million, operating income of $36.1 million and a combined ratio of 94.3 percent for the first nine months of 2005.

     Select Markets - During the third quarter, gross written premiums were $78.0 million and operating income totaled $12.1 million, compared to gross written premiums of $72.3 million and operating income of $7.1 million during the same period in 2005. The combined ratio for the 2006 third quarter was 86.9 percent versus 92.6 percent in the third quarter of 2005, which included approximately $2.2 million in catastrophic losses and other associated expenses resulting from Hurricanes Katrina and Rita.

     For the nine months ended Sept. 30, 2006, gross written premiums for Select Markets were $223.1 million, generating operating income of $25.4 million and a combined ratio of 92.2 percent. This compares to gross written premiums of $204.7 million, operating income of $19.1 million and a combined ratio of 93.8 percent during the first nine months of 2005.

     Public Entity - Gross written premiums for the 2006 third quarter were $34.3 million and operating income totaled $2.2 million, versus gross written premiums of $26.8 million and operating income of $1.5 million for the quarter ended Sept. 30, 2005. The combined ratio for the 2006 third quarter was 90.4 percent versus 97.2 percent in the third quarter of 2005, which included approximately $0.8 million in catastrophic losses and other associated expense resulting from Hurricanes Katrina and Rita.

     For the nine months ended Sept. 30, 2006, gross written premiums for Public Entity were $60.5 million, generating operating income of $9.0 million and a combined ratio of 85.2 percent. This compares to gross written premiums of $55.0 million, operating income of $5.5 million and a combined ratio of 95.6 percent for the nine-month period ended Sept. 30, 2005.

     Risk Management - The renewal rights to a majority of the business that comprised Risk Management were sold to XL America, Inc. in the third quarter of 2005, as previously disclosed. The remaining business activity for this segment during the third quarter of 2006 generated gross written premiums of $1.7 million, operating income of $4.6 million, compared to gross written premiums of $20.7 million and an operating loss of $1.4 million for the same period in 2005.

     For the nine months ended Sept. 30, 2006, Risk Management generated gross written premiums of $0.7 million and operating income of $18.0 million, versus gross written premiums of $74.0 million and operating income of $12.9 million for the same nine-month period in 2005.

     CONFERENCE CALL

     Argonaut Group will webcast an investor conference call at 11:00 a.m. Eastern (10:00 a.m. Central) on Friday, Nov. 3, 2006. The conference call can be accessed by visiting the investor relations section of Argonaut Group's Web page, which can be found at www.argonautgroup.com, or by telephone toll free at 800-798-2864 (pass code: 16630141). The international dial-in number for the conference call is 617-614-6206. A webcast replay of the conference call will be available approximately one hour after the call's completion on Argonaut Group's investor relations Web page, or by telephone toll free at 888-286-8010 (pass code: 81303703). If calling from abroad, please access the conference call replay by dialing 617-801-6888.

     ABOUT ARGONAUT GROUP, INC.

     Headquartered in San Antonio, Argonaut Group, Inc. (NasdaqGS: AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with $3.6 billion in assets. Through its insurance subsidiaries, Argonaut Group offers a full line of high quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and Public Entity. Members of Argonaut Group include Colony, Argonaut Specialty, Rockwood, Great Central, Grocers Insurance, Trident, and Argonaut Insurance. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.

     FORWARD-LOOKING STATEMENTS DISCLOSURE

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.


                              ARGONAUT GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                     (in millions, except per share amounts)

                                           September 30, December 31,
                                                2006           2005
                                           ------------- -------------
                                            (unaudited)
                  Assets
 Total investments                         $    2,447.1  $    2,173.0
 Cash and cash equivalents                         16.5          29.7
 Accrued investment income                         17.6          17.4
 Receivables                                      721.0         736.5
 Goodwill                                         106.3         106.3
 Other assets                                     306.5         341.7
                                           ------------- -------------
               Total assets                $    3,615.0  $    3,404.6
                                           ============= =============

   Liabilities and Shareholders' Equity
 Reserves for losses and loss adjustment
  expenses                                 $    1,993.0  $    1,875.4
 Unearned premiums                                482.7         475.8
 Other liabilities                                330.2         337.3
                                           ------------- -------------
            Total liabilities                   2,805.9       2,688.5

 Total shareholders' equity                       809.1         716.1
                                           ------------- -------------
Total liabilities and shareholders' equity $    3,615.0  $    3,404.6
                                           ============= =============

 Book value per common share - basic       $      25.15  $      23.48
                                           ============= =============
 Book value per common share - diluted (a) $      24.25  $      21.73
                                           ============= =============

(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.

                              ARGONAUT GROUP, INC.
                              FINANCIAL HIGHLIGHTS
                                  ALL SEGMENTS
                (in millions, except share and per share amounts)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                                   (unaudited)         (unaudited)

Gross Written Premiums         $  307.3  $  303.9  $  835.4  $  775.5
Net Written Premiums              226.4     217.7     604.6     567.2

Earned Premiums                   206.0     180.2     606.3     511.2
Net Investment Income              27.1      21.4      76.8      60.9
Gains on Sales of Investments       9.2       0.4      12.5       1.7
                               --------- --------- --------- ---------
   Total Revenue                  242.3     202.0     695.6     573.8

Losses and Loss Adjustment
 Expenses                         119.1     127.1     359.9     322.8
Underwriting, Acquisition and
 Insurance Expense                 72.6      65.7     212.0     185.2
Interest Expense                    3.7       4.0      10.0      12.0
                               --------- --------- --------- ---------
   Total Expenses                 195.4     196.8     581.9     520.0

Income Before Tax                  46.9       5.2     113.7      53.8
Income Tax Provision               16.2       0.8      39.1      16.7
Change in Deferred Tax
 Valuation Allowance                  -      (1.0)        -     (18.0)
                               --------- --------- --------- ---------
   Net Income                  $   30.7  $    5.4  $   74.6  $   55.1
                               ========= ========= ========= =========

Net Income:
  From Operations              $   37.7  $    4.8  $  101.2  $   52.1
  From Sale of Investments          9.2       0.4      12.5       1.7
                               --------- --------- --------- ---------
Income Before Taxes                46.9       5.2     113.7      53.8
   Income Tax Provision
    (Benefit)                      16.2      (0.2)     39.1      (1.3)
                               --------- --------- --------- ---------
Total Net Income:              $   30.7  $    5.4  $   74.6  $   55.1
                               ========= ========= ========= =========

Net Income per Common Share
 (Basic):                      $   0.96  $   0.17  $   2.35  $   1.90
                               ========= ========= ========= =========

Net Income per Common Share
 (Diluted):                    $   0.90  $   0.17  $   2.20  $   1.76
                               ========= ========= ========= =========

Weighted Average Common
 Shares:
   Basic                           31.8      28.5      31.4      28.1
                               ========= ========= ========= =========
   Diluted                         33.9      31.4      33.9      31.2
                               ========= ========= ========= =========

                              ARGONAUT GROUP, INC.
                                  SEGMENT DATA
                                  (in millions)

                                Three Months Ended   Nine Months Ended
                                  September 30,        September 30,
                                ------------------   -----------------
                                  2006      2005       2006     2005
                                   (unaudited)          (unaudited)
Excess & Surplus Lines
------------------------------
 Gross Written Premiums         $  193.3  $ 184.1    $ 551.1  $ 441.8
 Net Written Premiums              139.3    129.5      403.0    324.2
 Earned Premiums                   133.5     98.5      387.8    262.4

 Underwriting Income (Loss)         14.6     (1.5)      35.1     14.9
 Net Investment Income              11.7      7.8       31.5     21.2
                                --------- --------   -------- --------
 Operating Income Before Taxes  $   26.3  $   6.3    $  66.6  $  36.1
                                ========= ========   ======== ========

 Loss Ratio                         57.5%    70.3%      59.8%    63.3%
 Expense Ratio                      31.6%    31.3%      31.2%    31.0%
                                --------- --------   -------- --------
 GAAP Combined Ratio                89.1%   101.6%      91.0%    94.3%
                                ========= ========   ======== ========

Select Markets
------------------------------
 Gross Written Premiums         $   78.0  $  72.3    $ 223.1  $ 204.7
 Net Written Premiums               55.0     50.9      153.5    146.6
 Earned Premiums                    55.4     46.5      161.2    140.9

 Underwriting Income                 7.4      3.5       12.7      8.7
 Net Investment Income               4.7      3.6       12.7     10.4
                                --------- --------   -------- --------
 Operating Income Before Taxes  $   12.1  $   7.1    $  25.4  $  19.1
                                ========= ========   ======== ========

 Loss Ratio                         57.7%    66.5%      63.2%    65.5%
 Expense Ratio                      29.2%    26.1%      29.0%    28.3%
                                --------- --------   -------- --------
 GAAP Combined Ratio                86.9%    92.6%      92.2%    93.8%
                                ========= ========   ======== ========

Public Entity
------------------------------
 Gross Written Premiums         $   34.3  $  26.8    $  60.5  $  55.0
 Net Written Premiums               28.9     21.7       48.2     41.8
 Earned Premiums                    13.8     13.2       39.6     45.7

 Underwriting Income                 1.2      0.3        5.8      2.0
 Net Investment Income               1.0      1.2        3.2      3.5
                                --------- --------   -------- --------
 Operating Income Before Taxes  $    2.2  $   1.5    $   9.0  $   5.5
                                ========= ========   ======== ========

 Loss Ratio                         58.5%    61.7%      51.7%    60.6%
 Expense Ratio                      31.9%    35.5%      33.5%    35.0%
                                --------- --------   -------- --------
 GAAP Combined Ratio                90.4%    97.2%      85.2%    95.6%
                                ========= ========   ======== ========

Risk Management
------------------------------
 Gross Written Premiums         $    1.7  $  20.7    $   0.7  $  74.0
 Net Written (Return) Premiums       3.2     15.6       (0.1)    54.6
 Earned Premiums                     3.3     22.0       17.7     62.2

 Underwriting Loss                  (3.6)    (9.7)      (6.8)   (11.2)
 Net Investment Income               8.2      8.3       24.8     24.1
                                --------- --------   -------- --------
 Operating Income (Loss)
  Before Taxes                  $    4.6  $  (1.4)   $  18.0  $  12.9
                                ========= ========   ======== ========

 Loss Ratio                         51.6%    91.0%      29.2%    62.8%
 Expense Ratio                     156.2%    52.8%     108.7%    55.3%
                                --------- --------   -------- --------
 GAAP Combined Ratio               207.8%   143.8%     137.9%   118.1%
                                ========= ========   ======== ========


                              ARGONAUT GROUP, INC.
                RECONCILIATION OF OPERATING INCOME TO NET INCOME
                                  (in millions)

                                 Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                 ------------------  -----------------
                                   2006     2005       2006     2005

                                              (unaudited)

Excess & Surplus Lines           $  26.3  $    6.3   $  66.6  $  36.1
Select Markets                      12.1       7.1      25.4     19.1
Public Entity                        2.2       1.5       9.0      5.5
Risk Management                      4.6      (1.4)     18.0     12.9
Run-Off Lines                       (0.7)     (6.3)     (0.7)    (6.3)
Corporate & Other                   (6.8)     (2.4)    (17.1)   (15.2)
                                 -------- ---------  -------- --------
  Operating Income Before Taxes     37.7       4.8     101.2     52.1
Gains on Sales of Investments        9.2       0.4      12.5      1.7
                                 -------- ---------  -------- --------
  Income Before Taxes               46.9       5.2     113.7     53.8
Income Tax Provision (Benefit)      16.2      (0.2)     39.1     (1.3)
                                 -------- ---------  -------- --------
  Net Income                     $  30.7  $    5.4   $  74.6  $  55.1
                                 ======== =========  ======== ========


     CONTACT: Argonaut Group, Inc., San Antonio
              Mark Haushill, 210-321-8400
              Chief Financial Officer